Exhibit 99.1

NioCorp Issues Update on its Elk Creek, Nebraska Superalloys Project

CENTENNIAL, Colo. – June 1, 2017 – NioCorp Developments Ltd. (“NioCorp” or the “Company”) (TSX: NB; OTCQX: NIOBF; and FSE: BR3) announces recent developments regarding its Elk Creek Superalloy Project (the “Project”).

The Company reconfirms its current plan to issue a press release conveying the top-level results of the Project Feasibility Study (“Feasibility Study”) by the end of the second calendar quarter of 2017. The NI-43-101 compliant report containing the details of the Feasibility Study is expected to be released within 45 days of public release of the Feasibility Study’s top-level results.

The Company announces that elements of the Feasibility Study related to engineering and materials characterization work have recently increased beyond earlier estimates. The Company now estimates that the total cost of completing the Feasibility Study has increased by approximately US$0.8 million above the estimate provided in the Company’s financial statements for the quarter ended March 31, 2017. Total estimated cost of the Project Feasibility Study is approximately US$33 million, of which approximately US$32 million had been spent as of March 31, 2017.

As previously disclosed, the Company’s current planned operational needs require additional financing. In that regard, the Company previously announced a bought deal short form prospectus offering of units on May 16, 2017 (the “May 2017 Offering”). The settlement of the May 2017 Offering, and the Company's receipt of proceeds therefrom, will not occur until (i) the Company files a registration statement with the United States Securities and Exchange Commission under the Securities Act of 1933 to register the resale of the securities underlying the units and (ii) such registration statement is declared effective. Any delay in the settlement of the May 2017 Offering, or the Company's inability to settle the May 2017 Offering, could have a material adverse effect on the Company's financial condition, results of operations, or prospects.

The Company announces that results from its mine backfill material testing program have demonstrated backfill strengths that exceeded the design criteria set as part of the Elk Creek mine design. Backfill testing is the final material testing program required prior to release of the Project’s Feasibility Study. Backfill is used to fill voids that are created by underground mining. NioCorp plans to utilize a material comprised of waste material (“tailings”) produced during the Superalloy production process combined with fly ash and/or cement. Incorporating mining waste material into backfill operations helps to reduce the amount of tailings that have to be stored in above-ground impoundments. Updates to capital expenditure and operating expenditure estimates included in the October 2015 Preliminary Economic Assessment (“Oct. 2016 PEA”), however, depend upon a number of factors and will not be determined until all remaining work is complete on the Feasibility Study.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

The Company reiterates its previously announced expectation that it expects to receive U.S. Army Corps of Engineers (USACE) authorization, on or before June 19, 2017, for construction of all of the Project’s proposed 33-mile waterline from the Project site to the Missouri River except the mine water outfall mechanism to be located in the River. This waterline authorization is expected to be granted under the USACE’s Section 404 Nationwide Permit program, which does not require a case-specific environmental analysis under the National Environmental Policy Act (“NEPA”), such as an Environmental Assessment (“EA”) or an Environmental Impact Statement (“EIS”). The Company also reiterates that, in line with previous announcements, its proposed underground mine, surface processing facilities, and tailings impoundment are estimated to result in zero permanent impacts to any federally jurisdictional waters, and thus the Company does not anticipate a need for a discretionary permit from the USACE or NEPA-level analysis such as an EA or EIS.

The Company announces that it has been notified by the USACE that additional authorization will be required under Section 14 of the Rivers and Harbors Appropriations Act (33 USC 408) (Section 408) for the mine water outfall mechanism in the Missouri River. The USACE’s Bank Stabilization and Navigation Project (BSNP) includes a series of rock revetments located along the banks of the Missouri River. The proposed outfall structure would be constructed adjacent to these revetments. Section 408 authorization is designed to ensure that the diffuser structure does not adversely affect USACE regulated structures currently in the River, such as these BSNP structures. The 408 authorization only involves the outfall structure itself, and not the waterline’s discharged water, which is governed by State of Nebraska permitting authorities. The 408 authorization may require a case-specific environmental analysis, such as an EA or an EIS, or it may be able to proceed under categorical exclusion provisions in the USACE’s Section 408 program, which would not require completion of either an EA or an EIS. NioCorp is working with the USACE to determine how to most efficiently proceed with this permitting process.

On Behalf of the Board of Directors,

"Mark Smith”

Mark Smith
Executive Chairman, CEO, and Director

Qualified Persons:

David Stone PE, of MineFill Services, Inc., a Qualified Person as defined by National Instrument 43-101, is responsible for the engineering of the Elk Creek project mine backfill system, and has read and approved the technical information contained in this news release.

Brian Osborn, BSc., CHMM, of Olsson Associates, a Qualified Person as defined by National Instrument 43-101, is responsible for the environmental permitting of the Elk Creek project, and has read and approved the technical information contained in this news release.

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Source: NioCorp Developments, Ltd.
@NioCorp $NB $NIOBF #Niobium #Scandium #ElkCreek

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 720-639-4650

For More Information:

Contact Jim Sims, VP of External Affairs, NioCorp Developments Ltd., 720-639-4650, jim.sims@niocorp.com

About NioCorp

NioCorp is developing a superalloy materials project in Southeast Nebraska that will produce Niobium, Scandium, and Titanium. Niobium is used to produce superalloys as well as High Strength, Low Alloy ("HSLA") steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a superalloy material that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells. Titanium is used in various superalloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor and medical implants.

Cautionary Note Regarding Forward-Looking Statements

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this document. Certain statements contained in this document may constitute forward-looking statements, including but not limited to the cost to complete the Feasibility Study, the timing of the completion of the Feasibility Study and the release date for the Feasibility Study top-level results, the Company's ability to complete the May 2017 Offering and the receipt of USACE authorization for construction of the Company's proposed waterline. Such forward-looking statements are based upon NioCorp’s reasonable expectations and business plan at the date hereof, which are subject to change depending on economic, political and competitive circumstances and contingencies. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause a change in such assumptions and the actual outcomes and estimates to be materially different from those estimated or anticipated future results, achievements or position expressed or implied by those forward-looking statements. Risks, uncertainties and other factors that could cause NioCorp’s plans or prospects to change include risks related to the Company's ability to operate as a going concern; risks related to the Company's requirement of significant additional capital; changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes in economic valuations of the Project, such as Net Present Value calculations, changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; and the risks involved in the exploration, development and mining business and the risks set forth in the Company’s filings with the SEC at www.sec.gov. NioCorp disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 720-639-4650